EXHIBIT 99.1

TOMI Environmental Solutions Announces Definitive Agreement to Merge with Carbonium Core

Transaction will create a public market pure-play on America’s nuclear renaissance, positioned at the intersection of AI-driven power demand, advanced nuclear reactors, and domestic critical materials production

FREDERICK, Md. June 29th -- TOMI Environmental Solutions, Inc. (NASDAQ: TOMZ) (“TOMI”) today announced that it has entered into an Agreement and Plan of Merger (“Merger Agreement) with Carbonium Core, Inc., a U.S.-based development company that manufactures graphite and rare earth metals for advanced nuclear, defense, and critical infrastructure applications.

Pursuant to the Merger Agreement and subject to the satisfaction of certain conditions, shareholders of Carbonium will receive, pro rata in proportion to their respective stock ownership, (i) shares of TOMI’s common stock issued at closing in an amount that will not exceed the maximum number of shares permitted to be issued without stockholder approval under Nasdaq Listing Rule 5635(d), and (ii) shares of a newly created series of non-voting Preferred Stock (the “Preferred Stock”). Upon receipt of the approval of TOMI’s stockholders as required by Nasdaq Listing Rule 5635(d), the Preferred Stock will convert into shares of common stock such that, together with the shares of common stock issued at closing, the former stockholders of Carbonium will own approximately 90% of outstanding shares of common stock of the combined company. The transaction is expected to close during the third quarter of 2026, subject to closing conditions, including completion of a financing of at least $10 million and approval of NASDAQ listing application.

The transaction will transform Carbonium into a publicly traded company focused on one of the most strategically important supply chains supporting the next generation of nuclear energy infrastructure.

The transaction is expected to enhance TOMI’s financial condition and drive significant value for TOMI’s shareholders, including the following benefits:

•	Strategic Entry into High-Growth Energy Sector: The merger will expand TOMI’s business platform to serve nuclear energy infrastructure supported by U.S. government.

•	Positioned To Drive Significant Revenue Growth: The combined company is positioned to drive significant growth and scale by addressing a large and growing market for nuclear-grade graphite and critical materials.

•	Stronger Balance Sheet and NASDAQ Listing Compliance: The transaction will facilitate TOMI’s ability to raise capital efficiently and improve its cash position, while enabling TOMI to regain compliance with NASDAQ listing requirements.

•	Cross-Platform Technology Integration: The transaction is expected to enable TOMI to leverage Carbonium’s materials across its existing product lines, including incorporating carbonium graphene into TOMI’s disinfection robotics platforms and redesigning its biosafety drones to utilize carbonium core, graphene, and lithium components.

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The combined company intends to pursue a leadership position in the domestic production of nuclear-grade graphite and other critical materials required for many advanced reactor designs currently under development in the United States and internationally.

The transaction comes at a time when demand for reliable, carbon-free baseload power is accelerating as artificial intelligence, hyperscale data centers, advanced manufacturing, and electrification drive unprecedented growth in electricity consumption. Governments and industry leaders increasingly view advanced nuclear energy as a critical component of future energy systems.

Carbonium Core’s strategy is centered on building a secure domestic supply chain for nuclear-grade graphite and rare earth materials, specialized inputs currently dominated by foreign producers. The company believes its combination of domestic feedstock resources, proprietary purification technology licensed from Oak Ridge National Laboratory, and vertically integrated production capabilities positions it to address a significant gap in the U.S. critical materials supply chain.

“This transaction represents the beginning of an exciting new chapter,” said Dr. Halden Shane, Chief Executive Officer of TOMI Environmental Solutions. “The world is entering a period of extraordinary demand for energy infrastructure. Advanced nuclear power is increasingly recognized as a key solution, and Carbonium Core is positioning itself to become a critical supplier to that ecosystem.”

Management believes the nuclear sector is entering a multi-decade growth cycle driven by energy security concerns, artificial intelligence infrastructure buildout, industrial reshoring, and government support for domestic critical materials production.

According to industry forecasts, hundreds of advanced reactors are expected to be deployed globally over the coming decades, creating substantial demand for specialized nuclear materials. Carbonium Core intends to pursue opportunities with reactor developers, government agencies, defense contractors, and industrial customers seeking reliable domestic sources of nuclear-grade graphite and related critical materials.

“The United States is making significant investments in energy independence and advanced nuclear technologies,” added Shane. “We believe Carbonium Core’s strategy aligns directly with these national priorities. Our objective is to build a company that can participate in what may become one of the most important industrial growth opportunities of the next twenty years.”

“Becoming a public company marks a defining step in our mission to rebuild a critical materials supply chain that the United States cannot afford to leave in foreign hands,” said Suren Ajjarapu, Chairman and Chief Executive Officer of Carbonium Core. “Nuclear-grade graphite is irreplaceable in the advanced reactors now being deployed to power AI, data centers, and reindustrialization — yet today it is overwhelmingly sourced abroad. By combining domestic feedstock, our purification technology licensed from Oak Ridge National Laboratory, and a fully integrated production model, we intend to close that gap and serve as a reliable domestic source for reactor developers, defense, and industry. Partnering with TOMI and accessing the public markets gives us the platform and capital to move from development toward commercial scale.”

The combined company plans to advance commercialization efforts, pursue strategic partnerships, expand intellectual property development, and evaluate opportunities to support emerging advanced reactor programs throughout North America and international markets.

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About Carbonium Core

Carbonium Core, Inc. is a U.S.-based development company focused on the domestic manufacture of graphite and rare earth metals for advanced reactor, defense, aerospace, and critical infrastructure markets. The company is pursuing a vertically integrated strategy that includes feedstock sourcing, purification, graphitization, shaping, and delivery of high-performance materials for next-generation energy applications.

For additional information, please visit https://carboniumcore.com or contact us at https://carboniumcore.com

About TOMI Environmental Solutions

TOMI Environmental Solutions, Inc. (NASDAQ: TOMZ) is a global provider of decontamination, disinfection, and environmental solutions. Following the completion of the Carbonium Core transaction, the combined company intends to pursue opportunities in advanced nuclear materials and critical infrastructure supply chains while continuing to evaluate strategic opportunities across its existing businesses.

For additional information, please visit www.steramist.com or contact us at info@tomimist.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the merger between TOMI and Carbonium and expected closing date; benefits to TOMI shareholders; Carbonium’s business opportunities; industry forecast and growth expectation. Forward-looking statements can often be identified by words such as anticipates, intends, plans, believes, expects, may, will, and similar expressions. Actual results may differ materially from those projected due to a variety of risks and uncertainties, including the ability to complete financing for the merger, the pace of advanced reactor deployment, the combined company’s ability to develop and scale manufacturing capabilities, compliance with NASDAQ listing application, and competition, regulatory developments, and general economic and market conditions. These statements speak only as of the date of this release, and the company undertakes no obligation to update them except as required by law.

Media and Investor Contact:

John Nesbett/Zach Nevas

IMS Investor Relations

tomi@imsinvestorrelations.com

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